UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2012

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (the “Current Report”) of General Cable Corporation, a Delaware corporation (the “Company”), including, without limitation,  financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control.   These risks and uncertainties include, but are not limited to, those described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, as well as any current and periodic reports filed with the SEC subsequent to such date.  Forward looking statements reflect the views and assumptions of management as of the date of this Current Report with respect to future events.  The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this Current Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 7.01 Regulation FD Disclosure

Press Release

On September 17, the Company issued a press release announcing the proposed offering of $550 million aggregate principal amount of senior notes due 2022 in an offering exempt from registration under the Securities Act of 1933, as amended. The press release is attached hereto as Exhibit 99.1.

Additional Information

The Company provides the following information pursuant to Regulation FD:

We are currently being affected by the following general macro-level trends: (i) commodity and currency volatility and continued political uncertainty in certain markets; (ii) competitive price pressures in certain markets, particularly those where we are a new entrant; (iii) continued low levels of demand for a broad spectrum of products in Europe; (iv) worldwide underlying long-term growth trends in electric utility and infrastructure markets; (v) continuing demand for natural resources, such as oil and gas, and alternative energy initiatives; (vi) increasing demand for further deployment of submarine power and fiber optic communication systems; and (vii) population growth in developing countries with growing middle classes that influences demand for wire and cable.

On April 30, 2012, as part of our regular earnings release for the first fiscal quarter of 2012, we announced that we expected an improvement in volume, as measured in metal pounds sold, for the full year 2012 compared to 2011, building on the positive volume growth experienced in 2011 as compared to 2010.  We also announced that, given the metal price and economic environment, we expected an improvement in operating income (as adjusted for the impact of a one-time pre-tax charge of $6 million for the termination of a legacy pension plan in the United Kingdom) for the full year 2012 compared to 2011.  We noted that industry capacity utilization remained at relatively low levels, particularly in construction-driven markets.  We also stated that while there were pockets of pricing and demand improvement around the world, we were cautious, as the visibility in our businesses is limited due to the economic uncertainty in Europe and, to some extent, China and the ongoing volatility of raw material cost inputs as well as turnkey project timing.

At the time we issued our regular earnings release for the second fiscal quarter of 2012 on July 30, 2012, we stated that, aided by normal seasonal trends, we experienced broad-based improvement in a number of our businesses resulting in each segment reporting sequentially better operating results.  Our operating results for the six fiscal months ended June 29, 2012 in each segment were lower than those in the corresponding period in 2011 but were ahead of the immediately preceding six fiscal months ended December 31, 2011.  We stated that we were encouraged by our results over the first half of 2012 but that recent economic trends, a slowing U.S. economy and ongoing uncertainty in Europe remained a concern as second quarter global volume, in part due to declining metal prices, fell short of expectations across all geographies.  While short of expectations, volume as measured in metal pounds sold in the second quarter was higher both as compared to the second quarter of 2011 and sequentially as compared to the first quarter of 2012.

For the third fiscal quarter of 2012, we announced on July 30, 2012 that we expected stronger submarine and land-based turnkey project activity, mining and construction activities in Central and South America, and ongoing rebuilding in Thailand to be offset by normal seasonal patterns in North America and Europe and planned seasonal inventory quantity reductions globally.  We announced that we expected our third quarter revenues to be lower than revenues in the third fiscal quarter of 2011, assuming lower average metal prices based on the 30-day period ending July 30 and flat to slightly lower volume as compared to the second fiscal quarter of 2012.  To date, third quarter revenues have been consistent with our announcement, with unit volume lower to date as compared to the second fiscal quarter of 2012.  We also announced that we expected, and continue to expect, operating income for the third fiscal quarter of 2012 to be higher than operating income in the third fiscal quarter of 2011.

At the time we issued our regular earnings release for the second fiscal quarter of 2012 on July 30, 2012, we lowered our expectations for operating income (as adjusted for the $6 million pension charge described above) for the full year 2012, principally due to the current economic uncertainty and ongoing metal cost volatility.  Still, as communicated on July 30, 2012, our expectations for adjusted operating income remained higher for the full year 2012 compared to 2011.  At that time, we also narrowed our unit volume expectations for 2012, lowering the range to a slight increase as compared to 2011.  For the full year 2012, we expect a flat to gradual improvement in most markets, as our businesses in the Americas, Africa, France and Asia remain a source of relative stability, collectively.  Volume growth in 2012 has been principally due to the following: (i) strength in aerial transmission projects, (ii) specialty cable demand, particularly cable used in oil and gas natural resource extraction and transportation applications, (iii) ongoing electrical infrastructure investment and mining and construction activities in Central and South America, (iv) Thailand recovery efforts following the severe flooding experienced during the fourth quarter of 2011, and (v) submarine and land-based high-voltage and extra high-voltage projects in Europe.  We also noted that our acquisitions of Alcan Cable and Procables are expected to add significant revenues and that our views for the full year 2012 did not include any impact from those acquisitions.  We believe that the Alcan Cable and Procables acquisitions will enhance our product offering in developed markets and geographic diversification in emerging markets, and both transactions are expected to be accretive to earnings on a full year basis.

The information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit Number	Description
99.1	General Cable Corporation Press Release dated September 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2012		GENERAL CABLE CORPORATION

	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd
		Title:	Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	General Cable Corporation Press Release dated September 17, 2012

5